UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2009

VeraSun Energy Corporation

(Exact name of registrant as specified in its charter)

South Dakota	001-32913	20-3430241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 N. Minnesota Ave., Suite 300

Sioux Falls, South Dakota 57104

(Address of principal executive offices) (Zip Code)

(605) 978-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 8, 2009, VeraSun Energy Corporation (the “Company”), Dougherty Funding, LLC (“Dougherty”), First Bank & Trust (together with Dougherty, the “Marion Buyers”), and the Company’s subsidiaries US BioEnergy Corporation and US Bio Marion, LLC (“US Bio Marion”) entered into an Asset Purchase Agreement (the “Marion APA”) providing for the sale to the Marion Buyers of substantially all of the assets relating to the Company’s production facility in Marion, South Dakota for consideration consisting of the release of US Bio Marion from its obligations under credit agreements between US Bio Marion and each of the Marion Buyers, a nominal cash payment and the assumption by the Marion Buyers of specified liabilities. The foregoing description of the Marion APA does not purport to be complete and is qualified in its entirety by reference to the Marion APA, a copy of which is filed as Exhibit 2.1 to this report.

The Marion Buyers are lenders to US Bio Marion, LLC under prepetition borrowing arrangements. Dougherty is a secured creditor of, and may acquire certain assets of, the Company’s subsidiary ASA Albion, LLC.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 9, 2009, the Company and each of the Company’s subsidiaries VeraSun Central City, LLC, VeraSun Dyersville, LLC, VeraSun Hankinson, LLC, VeraSun Janesville, LLC, VeraSun Ord, LLC and VeraSun Woodbury, LLC (the “USBE Subsidiaries”) completed the sale to acquisition entities owned by AgStar Financial Services, PCA (“AgStar”) of substantially all of the assets relating to the Company’s production facilities in Dyersville, Iowa; Hankinson, North Dakota; Janesville, Minnesota; Central City and Ord, Nebraska; and Woodbury, Michigan (the “AgStar Facilities”). In accordance with the terms of the asset purchase agreements governing the sale of the AgStar Facilities, AgStar released the USBE Subsidiaries from their obligations under $319 million of existing indebtedness. AgStar also assumed certain liabilities relating to the AgStar Facilities. In connection with the asset-sale transactions, the Company is providing specified information technology services to the acquisition entities owned by AgStar until April 30, 2009. The sale of the AgStar Facilities was conducted under the provisions of Section 363 of the United States Bankruptcy Code (the “Bankruptcy Code”) and was subject to approval by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), which the Bankruptcy Court granted in sale orders entered on April 6, 2009, in connection with the bankruptcy cases of the Company and 24 of its subsidiaries (collectively, the “Debtors”) under chapter 11 of the Bankruptcy Code that are being jointly administered by the Bankruptcy Court as In re VeraSun Energy Corporation, et al., Case No. 08-12606 (BLS) (the “Bankruptcy Cases”).

On April 9, 2009, the Company and the Company’s subsidiaries VeraSun Albert City, LLC, VeraSun Marketing, LLC and US BioEnergy Corporation completed the sale to Valero Renewable Fuels Company, LLC (“VRFC”) and Valero Energy Corporation (together with VRFC, “Valero”) of substantially all of the assets relating to the Company’s production facility in Albert City, Iowa (the “Albert City Facility”). The consideration for the assets consisted of approximately $70 million in cash, including an amount of approximately $2 million for estimated inventory at closing that is subject to an upward or downward post-closing adjustment based on a physical count of the Albert City Facility’s inventory at closing, and the assumption by Valero of certain liabilities relating to the Albert City Facility. The sale of the Albert City Facility was conducted under the provisions of Section 363 of the Bankruptcy Code and was subject to approval by the Bankruptcy Court, which the Bankruptcy Court granted in a sale order entered on March 31, 2009, in connection with the Bankruptcy Cases.

On April 13, 2009, the Company and the Company’s subsidiaries US BioEnergy Corporation and US Bio Marion, LLC completed the sale under the Marion APA to Marion Energy Investments, LLC, as assignee of Dougherty (“MEI”), and First Bank & Trust (together with MEI, the “Marion Purchasers”) of substantially all of the assets relating to the Company’s production facility in Marion, South Dakota. In accordance with the terms of the Marion APA, the consideration for the acquired assets consisted of release of US Bio Marion from its obligations under approximately $93 million of existing indebtedness to the Marion Buyers, payment by MEI of $934,861 in cash and assumption by the Marion Purchasers of certain liabilities relating to the Marion facility. In connection with the asset-sale transaction under the Marion APA, the Company is to provide to MEI specified transition services until June 12, 2009 and specified technology services until April 30, 2009. The sale of assets under the Marion APA was conducted under the provisions of Section 363 of the Bankruptcy Code and was subject to approval by the Bankruptcy Court, which the Bankruptcy Court granted in a sale order entered on April 9, 2009, in connection with the Bankruptcy Cases.

VeraSun Energy Corporation and its subsidiaries have purchased denaturant from, and have supplied ethanol to, Valero Energy Corporation and its subsidiaries. As part of the Debtors’ Bankruptcy Court-approved process for selling substantially all of their assets, Valero was the successful bidder, based on a cash purchase price of $55 million plus the value of inventory and certain pre-paid expenses, subject to specified adjustments, for substantially all of the assets relating to the Company’s Albion, Nebraska production facility. In connection with Valero’s April 1, 2009 acquisition from the Company and certain of its subsidiaries of substantially all of the assets relating to a development site in Reynolds, Indiana and production facilities in Aurora, South Dakota; Charles City, Fort Dodge and Hartley, Iowa; and Welcome, Minnesota, the Company is providing specified transition services to Valero for up to six months after April 1, 2009.

AgStar is one of the lenders and is the administrative agent under each USBE Subsidiary’s prepetition secured credit facility and is the lender under the USBE Subsidiares’ debtor-in-possession financing facilities. An acquisition entity owned by AgStar is party to an asset purchase agreement with the Company’s subsidiary US BioEnergy Corporation pursuant to which the acquisition entity would acquire specified assets of US BioEnergy Corporation for consideration consisting of the release of $4.5 million of existing indebtedness and the assumption of specified liabilities.

The disclosure in Item 1.01 of this report is incorporated herein by reference.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

The disclosure in Items 1.01 and 2.01 of this report is incorporated herein by reference.

The Company is currently unable in good faith to make a determination of an estimate of the amount or range of amounts expected to be incurred in connection with the sale of substantially all of the assets of the Company and its subsidiaries, both with respect to each major type of cost associated with each of the foregoing and with respect to the total cost of each of the foregoing, or an estimate of the amount or range of amounts that will result in future cash expenditures.

Item 8.01.	Other Events.

The Company expects to complete the sale of the Marion facility and its three other remaining production facilities, all of which are being maintained in an idle state pending their sale, in the next several weeks. Following completion of those sales, the Company expects to complete the wind-down of its operations and implement a plan of reorganization, effectiveness of which will be subject to creditor approval and confirmation by the Bankruptcy Court. The Company expects that, upon effectiveness of the plan of reorganization, the Company’s common stock will be cancelled for no consideration and that any remaining assets of the Debtors will be distributed to creditors in accordance with the plan of reorganization.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The Company is currently unable to prepare meaningful pro forma financial information reflecting the transactions described in Items 1,01 and 2.01 of this report. To the extent pro forma financial information is required by Item 9.01 of Form 8-K, the Company would file such information by subsequent amendment to this Current Report on Form 8-K unless such information is not known or reasonably available to the Company within the meaning of Rule 12b-21 under the Securities Exchange Act of 1934, as amended.

(d) Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement, made as of April 8, 2009, by and among Dougherty Funding, LLC, First Bank & Trust, US Bio Marion, LLC, US BioEnergy Corporation and VeraSun Energy Corporation

Additional information regarding the Debtors’ bankruptcy cases, including access to court documents and other general information, is available through the Company’s web site at http://www.verasun.com by following the link to “REORGANIZATION INFORMATION” or at http://www.kccllc.net/verasun. Information contained on, or that can be accessed through, such web sites is not part of this report.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In particular, statements by the Company regarding its chapter 11 reorganization process, including the sale of assets of the Company and its subsidiaries, as well as other statements of management’s expectations, anticipations, beliefs, plans, intentions, targets, estimates, or projections and similar expressions relating to the future, are forward-looking statements within the meaning of these laws. Forward-looking statements in some cases can be identified by their being preceded by, followed by or containing words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” and other similar expressions. Forward-looking statements are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of the Company’s future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements. Except as required by law, the Company undertakes no obligation to update any forward-looking statements.

Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements include the following: any failure of the Company and each of the successful bidders to enter into a definitive purchase and sale agreement for the assets to be acquired; any failure of a successful bidder to consummate the purchase of the assets as to which it was a successful bidder for financial or other reasons; the ability of the Company to satisfy the conditions for drawing on any existing debtor-in-possession financing and to obtain additional debtor-in-possession financing on an interim or final basis; the ability of the Company to operate pursuant to the terms and conditions of any debtor-in-possession financing and any cash collateral order entered by the bankruptcy court in connection with the Company’s chapter 11 cases, including requirements to sell assets within mandated deadlines; the ability of the Company to continue to fund operations based upon future revenues and liquidity constraints set forth in existing debtor-in-possession financings and cash collateral orders; the Company’s ability to obtain court approval with respect to motions in the chapter 11 proceedings prosecuted by the Company from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the bankruptcy cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; and the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various pre-petition liabilities. No assurance can be given as to what values, if any, will be ascribed in the chapter 11 proceeding to each of these constituencies. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASUN ENERGY CORPORATION

Date: April 14, 2009	By:	/s/ Bryan D. Meier
Bryan D. Meier
Vice President, Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, made as of April 8, 2009, by and among Dougherty Funding, LLC, First Bank & Trust, US Bio Marion, LLC, US BioEnergy Corporation and VeraSun Energy Corporation